EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the entities named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01, of SED International Holdings, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 10, 2012

GAD PARTNERS FUND LP,
by Gad Capital Management LLC,
its General Partner

By:	/s/ Hesham M. Gad
Name: Hesham M. Gad
Title: Managing Partner

GAD CAPITAL MANAGEMENT LLC

By:	/s/ Hesham M. Gad
Name: Hesham M. Gad
Title: Managing Partner

PARAGON TECHNOLOGIES, INC.

By:	/s/ Hesham M. Gad
Name: Hesham M. Gad
Title: Chairman